As filed with the Securities and Exchange Commission on May 7, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NATIONAL BANK HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-0563799 (I.R.S. Employer Identification No.)

7800 East Orchard Road, Suite 300
Greenwood Village, Colorado 80111
(303) 892-8715
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Zsolt K. Besskó, Esq.

Chief Administration Officer & General Counsel

National Bank Holdings Corporation

7800 East Orchard Road, Suite 300

Greenwood Village, Colorado 80111

(303) 892-8715
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of communications to:

Mark F. Veblen, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
(212) 403-1000
(212) 403-2000 (fax)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER UNIT(1)(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)(2)	AMOUNT OF REGISTRATION FEE(3)
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Purchase Contracts
Warrants
Rights
Units

(1)This registration covers an indeterminate number of securities of each identified class of the registrant as may from time to time be issued at indeterminate prices.  Any registered securities may be sold separately or as units with other securities registered under this registration statement. In addition, the securities may be sold in either primary or secondary offerings.    The registered securities may be offered for U.S. dollars or the equivalent thereof in foreign currencies, currency units or composite currencies. The registered securities may be sold separately, together or as units with other registered securities.

(2)Certain information as to each class of securities to be registered is not specified, in accordance with General Instruction II.D. to Form S-3 under the Securities Act.

(3)In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring the payment of the entire registration fee. Pursuant to Rule 457(o), the table does not specify, by each class, information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.  Unless otherwise indicated in an amendment to this filing, no separate consideration will be received for common stock, preferred stock or debt securities that are issued upon conversion or exchange of debt securities, preferred stock, depositary shares, purchase contracts, warrants, rights or units registered hereunder.

PROSPECTUS

NATIONAL BANK HOLDINGS CORPORATION

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Warrants

Rights

Units

We and/or one or more selling stockholders to be identified in the future may offer and sell from time to time, in one or more series, our debt securities, which may consist of notes, debentures, or other evidences of indebtedness, shares of our common stock or preferred stock, depositary shares, purchase contracts, warrants, rights and units comprised of two or more of these securities in any combination. The debt securities and preferred stock may be convertible into or exchangeable for other securities of ours. This prospectus provides you with a general description of these securities. Each time we and/or the selling stockholders offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered, and, if one or more of the selling stockholders are offering and selling securities, specific information about the selling stockholder(s). These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, before deciding to invest you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities we are offering.

Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “NBHC.”  We expect that any Class A common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance.  Any prospectus supplement will contain information, where applicable, as to any listing on the NYSE or any other securities exchange of the other securities covered by the prospectus supplement.

The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers.  See “Plan of Distribution” on page 35 of this prospectus.  If any agents or underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement.  The net proceeds we expect to receive from such sale also will be set forth in the applicable prospectus supplement.

Investing in our securities involves risks. See the section entitled “Risk Factors” contained on page 9 of this prospectus and in the applicable prospectus supplement, and in the reports we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus before deciding to invest in any of these securities.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 7,  2020

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities;
•	the accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and
•	if necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;
•	the prospectus supplement; and
•	this prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using  an automatic “shelf” registration process. Under this shelf registration process, we and/or the selling stockholders may from time to time offer and sell the securities described in this prospectus in one or more offerings, denominated in U.S. dollars or the equivalent in foreign currencies, currency units or composite currencies.

This prospectus provides you with a general description of the securities covered by it. Each time we and/or the selling stockholders offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of the offer and include a discussion of any risk factors or other special considerations that apply to the securities. In addition, if one or more selling stockholders sells securities under this prospectus, the prospectus supplement will contain specific information about the selling stockholders.  The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

All references in this prospectus to the “Company,” “we,” “us,” “our” or similar references mean National Bank Holdings Corporation and its consolidated subsidiaries, unless otherwise expressly stated or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act, which registers the offer and sale of the securities that we may offer under this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of that site is:

http://www.sec.gov

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC).

Report(s)	Period(s) of Report(s) or Date(s) Filed
• Annual Report on Form 10-K filed on February 26, 2020	For the year ended December 31, 2019
• Quarterly Report on Form 10-Q filed on May 5, 2020	For the quarter ended March 31, 2020
• Definitive Proxy Statement filed on March 30, 2020, as amended	For National Bank Holdings Corporation’s 2020 Annual Meeting of Stockholders
• Current Reports on Form 8-K	Filed on January 21, 2020, February 18, 2020, February 26, 2020 and May 5, 2020 (Film Nos. 20849084 and 20849697)

This prospectus also incorporates all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the completion of the offering of the securities covered by this prospectus or until we terminate this offering.  These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than information furnished and deemed not to be filed in current reports on Form 8-K), as well as proxy statements.

The information incorporated by reference contains information about us and our business, financial condition and results of operations and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s web site at www.sec.gov.  Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents.  You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

National Bank Holdings Corporation
7800 East Orchard Road, Suite 300

Greenwood Village, Colorado 80111

Attention: Investor Relations

Telephone: (720) 554-6680

In addition, we maintain a corporate website, www.nationalbankholdings.com.  We make available, through our website (by clicking “Investor Relations”), our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.  This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement.

Neither we nor any selling stockholder have authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus.  If anyone does give you information of this sort, you should not rely on it.  If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.  The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplements and the other documents we incorporate by reference in this prospectus, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the U.S. Private Securities Litigation Reform Act of 1995.  These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable of a future or forward-looking nature. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:

•	our ability to execute our business strategy, as well as changes in our business strategy or development plans;
•	business and economic conditions generally and in the financial services industry;
•	effects of a government shutdown;
•	economic, market, operational, liquidity, credit and interest rate risks associated with our business;
•	effects of any changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board;
•	changes imposed by regulatory agencies to increase our capital to a level greater than the current level required for well-capitalized financial institutions;
•	effects of inflation, as well as interest rate, securities market and monetary supply fluctuations;
•	changes in the economy or supply-demand imbalances affecting local real estate values;
•	changes in consumer spending, borrowings and savings habits;
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with respect to our mortgage business, our inability to negotiate our fees with Fannie Mae, Freddie Mac, Ginnie Mae or other investors for the purchase of our loans, our obligation to indemnify purchasers or to repurchase the related loans if the loans fail to meet certain criteria, or higher rate of delinquencies and defaults as a result of the geographic concentration of our servicing portfolio;

•	our ability to identify potential candidates for, obtain regulatory approval for, and consummate, acquisitions, consolidations or other expansion opportunities on attractive terms, or at all;
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our ability to integrate acquisitions or consolidations and to achieve synergies, operating efficiencies and/or other expected benefits within expected time-frames, or at all, or within expected cost projections, and to preserve the goodwill of acquired financial institutions;

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our ability to realize the anticipated benefits from enhancements or updates to our core operating systems from time to time without significant change in our client service or risk to our control environment;

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our dependence on information technology and telecommunications systems of third-party service providers and the risk of system failures, interruptions or breaches of security, including those that could result in disclosure or misuse of confidential or proprietary client or other information;

•	our ability to achieve organic loan and deposit growth and the composition of such growth;
•	changes in sources and uses of funds, including loans, deposits and borrowings;
•	increased competition in the financial services industry, nationally, regionally or locally, resulting in, among other things, lower returns;
•	continued consolidation in the financial services industry;
•	our ability to maintain or increase market share and control expenses;
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the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters;

•	the trading price of shares of the Company’s stock;
•	the effects of tax legislation, including the potential of future increases to prevailing tax rates, or challenges to our tax position;
•	our ability to realize deferred tax assets or the need for a valuation allowance, or the effects of changes in tax laws on our deferred tax assets;
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costs and effects of changes in laws and regulations and of other legal and regulatory developments, including, but not limited to, changes in regulation that affect the fees that we charge, the resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations, reviews or other inquiries; and changes in regulations that apply to us as a Colorado state-chartered bank;

•	technological changes;
•	the timely development and acceptance of new products and services and perceived overall value of these products and services by our clients;
•	changes in our management personnel and our continued ability to attract, hire and retain qualified personnel;
•	ability to implement and/or improve operational management and other internal risk controls and processes and our reporting system and procedures;
•	regulatory limitations on dividends from our bank subsidiary;
•	changes in estimates of future loan reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;

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widespread natural and other disasters, dislocations, political instability, pandemics such as the outbreak of the novel Coronavirus Disease 2019 (“COVID-19”), acts of war or terrorist activities, cyberattacks or international hostilities through impacts on the economy and financial markets generally or on us or our counterparties specifically;

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adverse effects due to COVID-19 on the Company and its clients, counterparties, employees and third-party service providers, and the adverse impacts on our business, financial position, results of operations and prospects;

•	a cyber-security incident, data breach or a failure of a key information technology system;
•	impact of reputational risk on such matters as business generation and retention;
•	other risks and uncertainties listed from time to time in the Company’s reports and documents filed with the Securities and Exchange Commission; and
•	our success at managing the risks involved in the foregoing items.

The foregoing factors should not be construed as exhaustive. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

PROSPECTUS SUMMARY

This summary provides a general description of the securities we may offer and the common stock the selling stockholders may offer.  This summary is not complete and does not contain all of the information that may be important to you.  For a more complete understanding of us and the terms of the securities we and/or the selling stockholders may offer, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference.  In particular, we incorporate important business and financial information into this prospectus by reference.

The Securities We and/or the Selling Stockholders May Offer

We and/or the selling stockholders may use this prospectus to offer securities from time to time in one or more offerings.  A prospectus supplement, which we will provide each time we and/or the selling stockholders offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities in addition to those described in the “Risk Factors” section of this prospectus.  We and/or the selling stockholders will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities.  Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

We and/or the selling stockholders may sell the securities to or through underwriters, dealers or agents or directly to purchasers.  We and/or the selling stockholders, as well as any agents acting on our behalf and/or on behalf of the selling stockholders, as applicable, reserve the sole right to accept or to reject in whole or in part any proposed purchase of such securities.  Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of such securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Debt Securities

Our debt securities may be senior or subordinated in priority of payment.  We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

Common Stock

We and/or the selling stockholders may sell our common stock.  In a prospectus supplement, we and/or the selling stockholders will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Stock; Depositary Shares

We may sell shares of our preferred stock in one or more series.  In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock.  The price of our debt securities or price per share of common stock, preferred stock or depositary shares may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts.  We may issue purchase contracts in such amounts and in as many distinct series as we wish.

Warrants

We may sell warrants to purchase our debt securities, shares of preferred stock or shares of our common stock.  In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Rights

We may distribute rights to the holders of our common stock or other securities to purchase a specified number of shares of our common stock or other securities that the holder owns as of the record date set by our board of directors.  In a prospectus supplement, we will inform you of the exercise price and other specific terms of the rights.

Units

We may sell any combination of one or more of the other securities described in this prospectus together as units.  In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

RISK FACTORS

Investing in our securities involves risk.  Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.  In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or on which management is not focused or that management deems immaterial.  Our business, financial condition or results or operations could be materially adversely affected by any of these risks.  The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

NATIONAL BANK HOLDINGS CORPORATION

National Bank Holdings Corporation is a bank holding company that was incorporated in the State of Delaware in 2009. Our headquarters is in Denver, Colorado, and our primary operations are conducted through our wholly owned subsidiary, NBH Bank, a Colorado state-chartered bank and a member of the Federal Reserve System. We provide a variety of banking products to both commercial and consumer clients through a network of 101 banking centers, as of December 31, 2019, located primarily in Colorado and the greater Kansas City region, and through online and mobile banking products and services. As of December 31, 2019, we had $5.9 billion in assets, $4.4 billion in loans, $4.7 billion in deposits and $0.8 billion in shareholders’ equity.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus.  See “Where You Can Find More Information” on page 2 of this prospectus.

USE OF PROCEEDS

We do not currently know the number or types of securities that ultimately will be sold pursuant to this prospectus or the prices at which such securities will be sold.  Unless otherwise specified in a prospectus supplement relating to a specific issue of securities accompanying this prospectus,  we intend to use the net proceeds to us from the sale of the securities for general corporate purposes.  Our general corporate purposes may include, without limitation, financing acquisitions for bank and non-bank financial services companies that we believe are complementary to our business and consistent with our growth strategy, repurchasing our securities, extending credit to, or funding investments in, our subsidiaries and repaying, reducing or refinancing indebtedness.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors.  Until we use the net proceeds in the manner described above, we may temporarily use them to make short-term investments.

We will not receive any proceeds from the sale of securities by the selling stockholders.

DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities or subordinated debt securities.  Senior debt securities will be issued under an indenture, referred to as the “senior indenture,” between us and a senior indenture trustee to be named in the applicable prospectus supplement.  Subordinated debt securities will be issued under a separate indenture, referred to as the “subordinated indenture,” between us and a subordinated indenture trustee to be named in the applicable prospectus supplement.  The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.”  The indentures will be subject to and governed by the Trust Indenture Act of 1939.  A copy of the form of each of these indentures is included as an exhibit to the registration statement of which this prospectus is a part.

The following briefly describes the general terms and provisions of the debt securities which may be offered and the indentures governing them.  The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in more detail in the applicable prospectus supplement relating to those securities.  The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.

General

The indentures permit us to issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series.  The indentures also do not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities which we or our subsidiaries may issue, including indebtedness which may rank senior to the debt securities.  Nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

Unless we give you different information in the prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.  Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior debt, as described under “Description of Debt Securities—Subordination” and in the applicable prospectus supplement.

We may issue debt securities if the conditions contained in the applicable indenture are satisfied.  These conditions include the adoption of resolutions by our board of directors that establish the terms of the debt securities being issued.  Any resolution approving the issuance of any issue of debt securities will include the terms of that issue of debt securities, which may include:

•	the title and series designation;
•	the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities which may be issued under the applicable indenture;
•	the principal amount payable, whether at maturity or upon earlier acceleration;
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whether the principal amount payable will be determined with reference to an index, formula or other method which may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices;

•	whether the debt securities will be issued as original issue discount securities (as defined below);
•	the date or dates on which the principal of the debt securities is payable;
•	any fixed or variable interest rate or rates per annum or the method or formula for determining an interest rate;

•	the date from which any interest will accrue;
•	any interest payment dates;
•	whether the debt securities are senior or subordinated, and if subordinated, the terms of the subordination;
•	the price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;
•	the stated maturity date;
•	whether the debt securities are to be issued in global form;
•	any sinking fund requirements;
•	any provisions for redemption, the redemption price and any remarketing arrangements;
•	the denominations of the securities or series of securities;
•	whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;
•	any restrictions on the offer, sale and delivery of the debt securities;
•	the place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;
•	whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;
•

the terms, if any, upon which the debt securities are convertible into other securities of ours or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

•	a description of any documents or certificates that must be received prior to the issuance of any definitive securities;
•

whether and under what circumstances additional amounts will be paid to non-U.S. citizens in connection with any tax, assessment or governmental charge and whether securities may be redeemed in lieu of paying such additional fees;

•	the identity of each security registrar or paying agent (if other than trustee);
•	any provisions granting special rights to securities holders upon the occurrence of specified events;
•	any deletions from, modifications of, or additions to any default events or covenants set forth in the form of indenture;
•	the portion of the principal amount payable upon the declaration of acceleration of the maturity of any securities;

•	the date any bearer securities of or within the series and any temporary global security representing outstanding securities shall be dated, if other than date of original issuance; and
•	any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture.

The debt securities may be issued as “original issue discount securities” which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount.  If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security.  Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

Under the indentures, the terms of the debt securities of any series may differ and we may, without the consent of the holders of the debt securities of any series, reopen a previous series of debt securities and issue additional debt securities of that series or establish additional terms of that series.

Please see the prospectus supplement or pricing supplement you have received or will receive for the terms of the specific debt securities we are offering.

You should be aware that special United States federal income tax, accounting and other considerations may apply to the debt securities.  The prospectus supplement relating to an issue of debt securities will describe these considerations.

Ranking of Debt Securities; Holding Company Structure

Senior Debt Securities.  Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt.

Subordinated Debt Securities.  Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our senior debt, including senior debt securities.  We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to those subordinated debt securities.  We will also state in that prospectus supplement limitations, if any, on the issuance of additional senior debt.

Holding Company Structure.  The debt securities will be our exclusive obligations.  We are a holding company and substantially all of our consolidated assets are held by our subsidiaries.  Accordingly, our cash flows and our ability to service our debt, including the debt securities, are dependent upon the results of operations of our subsidiaries and the distribution of funds by our subsidiaries to us.  Various statutory and regulatory restrictions, however, limit directly or indirectly the amount of dividends our subsidiaries can pay, and also restrict certain subsidiaries from making investments in or loans to us.

Because we are a holding company, the debt securities will be effectively subordinated to all existing and future liabilities, including indebtedness, customer deposits, trade payables, guarantees and lease obligations, of our subsidiaries.  Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors and, if applicable, its depositors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary, in which case our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us.  If a receiver or conservator were appointed for NBH Bank, the Federal Deposit Insurance Act recognizes a priority in favor of the holders of withdrawable deposits (including the Federal Deposit Insurance Corporation as subrogee or transferee) over general creditors.  Claims for customer deposits would have a priority over any claims that we may ourselves have as a creditor of NBH Bank.  Unless otherwise specified in the applicable prospectus supplement, the indentures will not limit the amount of indebtedness or other liabilities that we and our subsidiaries may incur.

Registration and Transfer

Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee according to the terms of the applicable indenture and the debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, and in denominations of $1,000 and any integral multiple thereof.

No service charge will be required for any transfer or exchange of the debt securities but we generally may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

We will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement.  However, at our option, we may pay any interest by check mailed or wire transfer to the holders of registered debt securities.

Global Securities

Each indenture provides that we may issue debt securities in global form.  If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.  See “Description of Global Securities.”

Redemption and Repurchase

The debt securities of any series may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement and pricing supplement, if any.

Conversion or Exchange Rights

If debt securities may be convertible into or exchangeable for shares of our equity securities or other securities, the terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement.  The terms will include, among others, the following:

•	the conversion or exchange price;
•	the conversion or exchange period;
•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;
•	events requiring adjustment to the conversion or exchange price;
•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and
•	any anti-dilution provisions, if applicable.

Absence of Limitation on Indebtedness and Liens; Absence of Event Risk Protection

Unless otherwise stated in the prospectus supplement relating to a series of debt securities, the indentures will not limit the amount of indebtedness, guarantees or other liabilities that we and our subsidiaries may incur and will not prohibit us or our subsidiaries from creating or assuming liens on our properties, including the capital stock of our subsidiaries.  Unless otherwise provided in the related prospectus supplement, the indentures will not require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity, and will not contain provisions which would give holders of the debt securities the right to require us to repurchase their debt securities in the event we undergo a takeover, recapitalization or similar restructuring or change in control.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to the senior debt securities and under the subordinated indenture with respect to the subordinated debt securities:

•	default in the payment of any principal or premium or make-whole amount, if any, on the debt securities when due;
•	default in the payment of any interest or additional amounts on the debt securities, or of any coupon pertaining thereto, when due, which continues for 30 days;
•	default in the deposit of any sinking fund payment on the debt securities when due;
•

default in the performance or breach of any other obligation contained in the applicable indenture for the benefit of that series of debt securities (other than defaults or breaches otherwise specifically addressed), which continues for 90 days after written notice of the default or breach;

•	specified events in bankruptcy or insolvency; and
•	any other event of default provided with respect to the debt securities of any series.

Unless otherwise indicated in the applicable prospectus supplement, if an event of default occurs and is continuing for any series of senior debt securities, unless the principal amount of all senior debt securities of that particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities of that series, to be immediately due and payable.

Unless otherwise indicated in the applicable prospectus supplement, if an event of default described under the fifth bullet point above shall have occurred and be continuing, unless the principal amount of all the subordinated debt securities of a particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the subordinated debt securities of that series may declare all amounts or any lesser amount provided for in the subordinated debt securities of that series to be immediately due and payable.

At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive any default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the debt securities of that series; or
•	in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture and the trustee may take other actions, other than those that might lead to personal liability, not inconsistent with the direction.  Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which it might incur in complying with any direction.

A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:

•	that holder previously gives to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;
•

the holders of not less than 25% in principal amount of the outstanding securities of that series have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;

•	the indenture trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the request; and
•	the indenture trustee fails to institute the proceeding within 60 days.

However, the holder of any debt security or coupon has the right to receive payment of the principal of (and premium or make-whole amount, if any) and interest on, and any additional amounts in respect of, such debt security or payment of such coupon on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment.

We are required to furnish to the indenture trustees annually a statement as to the performance of our obligations under the indentures and as to any default in that performance of which we are aware.

Modification and Waiver

Unless otherwise indicated in the applicable prospectus supplement, National Bank Holdings Corporation and the applicable indenture trustee may amend and modify each indenture or debt securities under that indenture with the consent of holders of at least a majority in principal amount of each series of all outstanding debt securities then outstanding under the indenture affected.  However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:

•	change the stated maturity date of the principal of (or premium or make-whole amount, if any, on), or any installment of principal or interest on, any debt security issued under that indenture;

•

reduce the principal amount of or any make-whole amount, the rate of interest on or any additional amounts payable in respect thereof, or any premium payable upon the redemption of any debt security issued under that indenture;

•	reduce the amount of principal of an original issue discount security or make-whole amount, if any, issued under that indenture payable upon acceleration of its maturity or provable in bankruptcy;
•	change the place or currency of payment of principal or any premium or any make-whole amount or interest on any debt security issued under that indenture;
•	impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security issued under that indenture;
•

reduce the percentage in principal amount of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

•	make any change that adversely affects the right to convert or exchange any security or decrease the conversion/exchange rate or increase the conversion/exchange price.

The holders of at least a majority in principal amount of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except as described under “—Events of Default.”

Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to National Bank Holdings Corporation;
•	to add to our covenants for the benefit of the holders of all or any series of debt securities;
•	to add events of default for the benefit of the holders of all or any series of debt securities;
•	to add or change any provisions of the indentures to facilitate the issuance of bearer securities;
•

to change or eliminate any of the provisions of the applicable indenture in respect of any series of debt securities, so long as any such change or elimination will become effective only in respect of any series of securities when there is no outstanding security of that series which is entitled to the benefit of that provision;

•	to establish the form or terms of debt securities of any series;
•	to evidence and provide for the acceptance of appointment by a successor indenture trustee;
•

to cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect by the actions taken to cure, correct or supplement a provision in an indenture;

•	to secure securities;
•

to close the indenture with respect to the authentication and delivery of additional series of securities or to qualify or maintain qualifications of the applicable indenture under the Trust Indenture Act; or

•

to supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture, provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect.

Voting

The indentures contain provisions for convening meetings of the holders of debt securities of a series.  A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture.  Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series.  The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series.  However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and
•

the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other person, and we may sell, lease or convey all or substantially all of our assets to any person, provided that the resulting entity, if other than National Bank Holdings Corporation, is an entity organized and existing under the laws of the United States of America or any U.S. state or the District of Columbia and assumes all of our obligations to:

(1)pay or deliver the principal and any premium or make-whole amount, if any, and any interest on, the debt securities;

(2)perform and observe all of our other obligations under the indentures and supplemental indentures; and

(3)we are not, or any successor entity, as the case may be, is not, immediately after any consolidation or merger, in default under the indenture.

The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership.  In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

International Offering

If specified in the applicable prospectus supplement, we may issue debt securities outside the United States.  Those debt securities will be described in the applicable prospectus supplement.  In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement whether our debt securities issued outside the United States:  (1) may be subject to certain selling restrictions; (2) may be listed on one or more foreign stock exchanges; and (3) may have special United States tax and other considerations applicable to an offering outside the United States.

Defeasance

We may terminate or “defease” our obligations under the applicable indenture with respect to the debt securities of any series by taking the following steps:

(1)depositing irrevocably with the indenture trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the debt securities:

•	in the case of debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations;
•

in the case of debt securities denominated in a foreign currency, of money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

•	a combination of money and U.S. government obligations or foreign government obligations, as applicable;

(2)delivering:

•	an opinion of independent counsel that the holders of the debt securities of that series will have no federal income tax consequences as a result of that deposit and termination;
•	an opinion of independent counsel that registration is not required under the Investment Company Act of 1940;
•	an opinion of counsel as to certain other matters;
•	officers’ certificates and opinion of counsel certifying as to compliance with the indenture and other matters; and

(3)paying all other amounts due under the indenture.

Further, the defeasance cannot cause an event of default under the indenture or any other material agreement or instrument and no event of default under the indenture can exist at the time the defeasance occurs.

Subordination

The subordinated debt securities will be subordinated in right of payment to all “senior debt,” as defined in the subordinated indenture.  In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings:

•

the holders of all senior debt will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities; and

•

until the senior debt is paid in full, any distributions that the holders of subordinated debt would be entitled to shall be made to holders of senior debt, except that holders of subordinated debt may receive securities that are subordinated to senior debt to at least the same extent as the senior debt.

In addition, we may make no payment on the subordinated debt securities in the event:

•	there is an event of default with respect to any senior debt which permits the holders of that senior debt to accelerate the maturity of the senior debt; and
•	the default is the subject of judicial proceedings or we receive notice of the default from an authorized person under the subordinated indenture.

By reason of this subordination in favor of the holders of senior debt, in the event of an insolvency our creditors who are not holders of senior debt or the subordinated debt securities may recover less, proportionately, than holders of senior debt and may recover more proportionately, than holders of the subordinated debt securities.  Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, “senior debt” is defined in the subordinated indenture as the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to National Bank Holdings Corporation whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of National Bank Holdings Corporation for money borrowed, whether any such indebtedness exists as of the date of the indenture or is created, incurred, assumed or guaranteed after such date:

(i)

any debt (a) for money borrowed by National Bank Holdings Corporation, (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure obligations of National Bank Holdings Corporation, or to secure the payment of revenue bonds issued for the benefit of National Bank Holdings Corporation whether contingent or otherwise;

(ii)	any debt of others described in the preceding clause (i) which National Bank Holdings Corporation has guaranteed or for which it is otherwise liable;
(iii)	the obligation of National Bank Holdings Corporation as lessee under any lease of property which is reflected on National Bank Holdings Corporation’s balance sheet as a capitalized lease; and
(iv)	any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (i), (ii) and (iii).

“Senior debt” does not include (1) any such indebtedness, obligation or liability referred to in clauses (i) through (iv) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities, or ranks pari passu with the subordinated debt securities, (2) any such indebtedness, obligation or liability which is subordinated to indebtedness of National Bank Holdings Corporation to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, (3) any indebtedness to a subsidiary of National Bank Holdings Corporation and (4) the subordinated debt securities.

The subordinated indenture does not limit or prohibit the incurrence of additional senior debt, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations.  Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.

The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

The subordinated indenture does not contain any significant restrictive covenants.  The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

Governing Law

Unless indicated otherwise in the applicable prospectus supplement, the indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

In this section we describe certain features and rights of our capital stock.  This discussion does not purport to be a complete description of these rights and may not contain all of the information regarding our capital stock that is important to you. These rights can be determined in full only by reference to federal and state banking laws and regulations, the Delaware General Corporation Law (the “DGCL”), our Second Amended and Restated Certificate of Incorporation (our “certificate of incorporation”) and our Second Amended and Restated Bylaws (our “bylaws”), which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part

Our certificate of incorporation authorizes us to issue 200,000,000 shares of Class A common stock, $0.01 par value per share, or our “Class A common stock,” 200,000,000 shares of Class B non-voting common stock, $0.01 par value per share, or our “Class B non-voting common stock” and together with Class A common stock, our “common stock”, and 50,000,000 shares of preferred stock, $0.01 par value per share, or “preferred stock.”

Common Stock
Class A Common Stock and Class B Non-Voting Common Stock

We may issue, either separately or together with other securities, shares of common stock.  Upon our receipt of the full specified purchase price, the common stock issued will be fully paid and nonassessable.  A prospectus supplement relating to an offering of common stock, or other securities convertible or exchangeable for, or exercisable into, common stock, will describe the relevant offering terms, including the number of shares offered, the initial offering price, and market price and dividend information, as well as, if applicable, information on other related securities.

As of May 1, 2020, there were 30,562,457 outstanding shares of Class A common stock, excluding 164,339 shares of restricted Class A common stock issued but not yet vested, and no shares of Class B non-voting common stock outstanding.

Our certificate of incorporation provides that, except with respect to voting rights and conversion rights, the Class A common stock and Class B non-voting common stock will be treated equally and identically.

Voting Power.  Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Class A common stock possess all voting power for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment.  Holders of Class A common stock are entitled to one vote per share on matters to be voted on by stockholders.  Holders of Class B non-voting common stock have no voting power, and have no right to participate in any meeting of stockholders or to have notice thereof, except as required by applicable law and except that any action that would significantly and adversely affect the rights of the Class B non-voting common stock with respect to the modification of the terms of the securities or dissolution will require the approval of the Class B non-voting common stock voting separately as a class.  Except as otherwise provided by law, our certificate of incorporation or our bylaws, or in respect of the election of directors, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter.  In the case of an election of directors, where a quorum is present a plurality of the votes cast shall be sufficient to elect each director.

Conversion of Class B Non-Voting Common Stock.    Each share of Class B non-voting common stock is convertible into a share of Class A common stock at the option of the holder.  However, each share of Class B non-voting common stock is not convertible in the hands of the initial holder and is only convertible at the time it is transferred to a third party unaffiliated with such initial holder, subject to the transfer restrictions described in the next sentence, if and only to the extent such conversion would not, after giving effect to such conversion, cause the transferee (together with such transferee’s related persons and any persons with which such transferee is acting in concert) to own, control or have the power to vote shares in excess of the ownership limit described below.  Shares of Class B non-voting common stock may only be transferred through one or more of the following alternatives: (1) to an affiliate of a holder or to the Company, (2) in a widely dispersed public offering, (3) in a private sale in which no purchaser would acquire Class A common stock and/or Class B non-voting common stock in an amount that, after the conversion of such Class B non-voting common stock into Class A common stock, is (or represents) 2% or more of a class of our voting securities or (4) to a purchaser acquiring majority control of the Company notwithstanding such transfer.

Dividends.  Holders of Class A common stock and Class B non-voting common stock are equally entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor.  In no event will any stock dividends or stock splits or combinations of stock be declared or made on Class A common stock or Class B non-voting common stock unless shares of Class A common stock and Class B non-voting common stock at the time outstanding are treated equally and identically, provided that, in the event of a dividend of common stock, shares of Class B non-voting common stock shall only be entitled to receive shares of Class B non-voting common stock and shares of Class A common stock shall only be entitled to receive shares of Class A common stock.

Liquidation Distribution.  In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Company, the holders of our Class A common stock and Class B non-voting common stock are entitled to receive an equal amount per share of all the assets of the Company of whatever kind available for distribution to holders of Class A common stock and Class B non-voting common stock, after the rights of the holders of the preferred stock have been satisfied.

Board of Directors.  Each member of our board of directors is elected annually and serves for a one-year term.  There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Preemptive or Other Rights.  Our stockholders have no conversion, preemptive or other subscription rights (other than the right of holders of shares of Class B non-voting common stock to convert such shares into shares of Class A common stock as described in “—Conversion of Class B Non-Voting Common Stock” above) and there are no sinking fund or redemption provisions applicable to our common stock.

No Action by Written Consent.  Our certificate of incorporation provides that, subject to the rights of the holders of any series of preferred stock with respect to such series of preferred stock, any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders.

Preferred Stock

No shares of preferred stock are currently outstanding.    Our certificate of incorporation authorizes our board of directors to issue and to designate the terms of one or more new classes or series of preferred stock.  The rights with respect to a class or series of preferred stock may be greater than the rights attached to our common stock.  It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until our board of directors determines the specific rights attached to that class or series of preferred stock.

Certain Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation and Bylaws
Special Meeting of Stockholders

Our bylaws provide that special meetings of our stockholders may be called only by the Chairman of the Board, by our Chief Executive Officer or by a majority vote of our entire board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing.  To be timely, a stockholder’s notice must be delivered to our principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting.  Our bylaws also specify certain requirements as to the form and content of a stockholder’s notice.  These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Stockholder-Initiated Bylaw Amendments

Our bylaws may be adopted, amended, altered or repealed by stockholders only upon approval of at least two-thirds of the voting power of all the then-outstanding shares.  Additionally, our certificate of incorporation provides that our bylaws may be amended, altered or repealed by the board of directors by a majority vote.

Authorized by Unissued Shares

Our authorized but unissued shares of Class A common stock, Class B non-voting common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans.  The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless:

•	before that date, the board of directors of the corporation approves either the business combination or the transaction that resulted in the stockholder’s becoming an interested stockholder;
•

upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock, excluding shares of common stock held by directors, officers and employee stock plans; or

•

on or after the consummation date, the business combination is approved by the board of directors and by the affirmative vote at an annual or special meeting of stockholders of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is generally a person who, together with affiliates and associates of that person, (a) owns 15% or more of the corporation’s voting stock or (b) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is to be determined whether such person is an interested stockholder.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares, which will be evidenced by depositary receipts, representing fractional interests in shares of preferred stock of any series.  In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement.  The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement.  This description is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the deposit agreement, depositary shares and depositary receipts.  You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement.  The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock.  In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock. For a description of our preferred stock, see “Description of Common Stock and Preferred Stock – Preferred Stock.”

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary we select.  Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.  Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by such holders on the relevant record date.

In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it in proportion to the number of depositary shares owned by such holder.  If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

Withdrawal of Preferred Stock

Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, when a holder surrenders depositary receipts at the office of the preferred stock depositary maintained for that purpose, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares.  Once a holder exchanges depositary shares for whole shares of preferred stock, that holder generally cannot “re-deposit” these shares of preferred stock with the preferred stock depositary, or exchange them for depositary shares.  If a holder delivers depositary receipts that represent a number of depositary shares other than a whole number of shares of preferred stock for redemption or exchange, the preferred stock depositary will issue a new depositary receipt to the holder that evidences the remainder of depositary shares at the same time that the preferred stock is withdrawn.

Redemption, Conversion and Exchange of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock.  The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem, as of the same date, the number of depositary shares representing shares of preferred stock redeemed.  If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.

If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.

After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding.  When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock.  Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares.  The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed.  The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those preferred shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary.  However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding.  Additionally, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is also required by the holders of depositary receipts representing not less than a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement.  Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.

We may direct the preferred stock depositary to terminate the deposit agreement at any time by mailing notice of termination to the record holders of the depositary receipts then outstanding at least 30 days prior to the date fixed for termination.  Upon termination, the preferred stock depositary will deliver to each holder of depositary receipts, upon surrender of those receipts, such number of whole shares of the series of preferred stock represented by the depositary shares together with cash in lieu of any fractional shares, to the extent we have deposited cash for payment in lieu of fractional shares with the preferred stock depositary.  In addition, the deposit agreement will automatically terminate if:

•	all of the outstanding shares of the preferred stock deposited with the preferred stock depositary have been withdrawn, redeemed, converted or exchanged; or
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there has been a final distribution in respect of the deposited preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements.  We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock.  Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.

Miscellaneous

The preferred stock depositary will forward all reports and communications from us which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement.  Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement, and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished.  We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock.

The price of our debt securities or the price per share of our common stock, preferred stock or depositary shares may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts.  We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

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whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;
•

whether the consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;
•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
•	United States federal income tax considerations relevant to the purchase contracts; and
•	whether the purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any purchase contracts.  The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, shares of our common stock or preferred stock, or depositary shares.  Warrants may be issued independently or together with any of our debt securities, shares of common stock or preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from the debt securities, shares of common stock or preferred stock or depositary shares.  The warrants will be issued under warrant agreements to be entered into between National Bank Holdings Corporation and a warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants.  The warrant agent will act solely as an agent of National Bank Holdings Corporation in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following outlines some of the anticipated general terms and conditions of the warrants.  Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement.  The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement.

General

If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

•	the title of the warrants;
•	the price or prices at which the warrants will be issued;
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the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of any debt warrants and the price at which such debt securities may be purchased upon such exercise;

•	the price or prices at which the warrants may be exercised to purchase the securities underlying them;
•	the number of shares purchasable upon exercise of any common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;
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the designation, number of shares and terms of the preferred stock purchasable upon exercise of any preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

•	if applicable, the date on and after which the warrants and the related debt securities, common stock or preferred stock will be separately transferable;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;
•	whether the warrants will be issued in registered or bearer form;
•	a discussion of certain federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement.  Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise.

Exercise of Warrants

Each warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of common stock or preferred stock or depositary shares at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant.  Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants.  After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by National Bank Holdings Corporation, unexercised warrants will become void.

Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, warrants may be exercised by delivery to the warrant agent of the certificate evidencing such warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise.  The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants.  Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise.  If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:

•	the issuance of the stock dividend to holders of common stock or preferred stock, respectively;
•	a combination, subdivision or reclassification of common stock or preferred stock, respectively; or
•	any other event described in the applicable prospectus supplement.

In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants.  We may, at our option, reduce the exercise price at any time.  No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable.  Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of National Bank Holdings Corporation as an entirety or substantially as an entirety, the holder of each outstanding stock warrant will have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such stock warrants were exercisable immediately prior thereto.

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights to purchase common stock or other securities that we may offer using this prospectus.  Further terms of the rights will be stated in the applicable prospectus supplement.  The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

We may issue rights to purchase our debt securities,  shares of our common stock or our preferred stock,  depositary shares or any combination thereof.  The rights may be issued independently or together with any other securities and may be attached or separate from the other securities.  Each series of rights will be issued under a separate rights agreement to be entered into between a rights agent and us.  The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency for or with the holders or beneficial owners of rights.

Rights may be issued independently or together with any other security and may or may not be transferable.  As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering.  The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including:

•	the title of the rights;
•	the record date for determining security holders entitled to the rights distribution;
•	the number of rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the rights;
•	the rights agent;
•	the designation and terms of the underlying securities purchasable upon exercise of the rights and the number of such underlying securities initially issuable upon exercise of the rights;
•	if applicable, the designation and terms of the other securities with which the rights are issued and the number of such rights securities issued with each such underlying right;
•	the date, if any, on and after which the rights will be separately transferable;
•	if applicable, the minimum or maximum number of rights that may be exercised at any one time; the exercise price of the rights;
•	the steps required to exercise the rights;
•	the conditions to the completion of the offering, if any;
•	the withdrawal, termination and cancellation rights, if any;
•	the date on which the rights will become effective and the date on which the rights will expire;
•	whether the rights will include oversubscription rights, so that the holder may purchase more securities if other holders do not purchase their full allotments;
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whether we intend to sell the shares of common stock or other securities that are not purchased in the offering to an underwriter or other purchaser under a contractual standby commitment or other arrangement;

•	our ability to withdraw or terminate the rights offering prior to the expiration date of the rights;
•	any material U.S. federal income tax consequences; or
•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement.  Unless otherwise provided in the applicable prospectus supplement, rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.  Rights will be issued in registered form only.

Prior to the exercise of their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon the exercise of the rights, and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

DESCRIPTION OF UNITS

This section identifies the general terms of the rights to issue units consisting of common stock, preferred stock, debt securities, warrants, rights, stock purchase contracts or any combination of one or more of the other securities described in this prospectus.  Further terms of the rights will be stated in the applicable prospectus supplement.  The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

The applicable prospectus supplement or supplements will also describe:

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the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

•	any additional terms of the agreement governing the units;
•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units;
•	any applicable material United States federal income tax consequences; and
•	whether the units will be issued in fully registered form.

The terms and conditions described under “Description of Debt Securities,” “Description of Warrants,” and “Description of Common Stock and Preferred Stock” will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.

We will issue the units under one or more unit agreements to be entered into between us and a bank or trust company, as unit agent.  We may issue units in one or more series, which will be described in the applicable prospectus supplement.

DESCRIPTION OF GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, we may issue the securities in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee.  In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities.  Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.

If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities.  We anticipate that the following provisions will apply to all depository arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants.  Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants.  Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.

Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants.  The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form.  These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes.  Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities.  Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement.  We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to other securities represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security.  None of National Bank Holdings Corporation, the trustees, the warrant agents or any preferred stock depositary, as applicable, will have any responsibility or liability for any aspect of the records relating to or the payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository.  We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depository for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository.  In addition, under the terms of the indenture, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities.  We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant.  We would issue definitive certificates in exchange for any such interests withdrawn.  Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs.  It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.

PLAN OF DISTRIBUTION

We and/or the selling stockholders may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters, brokers or dealers;
•	directly to one or more other purchasers;
•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or
•	otherwise through a combination of any of the above methods of sale.

The selling stockholders may also sell shares of common stock under Rule 144 of the Securities Act, or any other available exemption, rather than under this prospectus.

In addition, we and/or the selling stockholders may enter into option, share lending or other types of transactions that require us and/or the selling stockholders to deliver shares of common stock or preferred stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock or preferred stock under this prospectus. We and/or the selling stockholders may enter into hedging transactions with respect to our securities. For example, we and/or the selling stockholders may:

•	enter into transactions involving short sales of the shares of common stock or preferred stock by underwriters, brokers or dealers;
•	sell shares of common stock or preferred stock short and deliver the shares to close out short positions;
•

enter into option or other types of transactions that require us to deliver shares of common stock or preferred stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock or preferred stock under this prospectus; or

•	loan or pledge the shares of common stock or preferred stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

Each time that we and/or the selling stockholders use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering.  The prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them; and
•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or
•	at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters.  Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent.  The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We and/or the selling stockholders may sell the securities through agents from time to time.  The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them.  Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and/or the selling stockholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

In connection with the sale of any of the securities, underwriters or agents may receive compensation from us and/or the selling stockholders in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions.  Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.  Discounts, concessions and commissions may be changed from time to time.  Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us from the sale of any securities registered pursuant to SEC Rule 415.

Agents and underwriters may be entitled to indemnification by us and/or the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.  Agents and underwriters may be customers of, engage in transactions with, or perform services for us and/or the selling stockholders in the ordinary course of business.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our Class A common stock, which is listed on the NYSE.  We expect that any Class A common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance.  We may elect to list any series of debt securities, Class B common stock or preferred stock on an exchange, but we are not obligated to do so.  It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We and/or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement so indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  In that event, the third party may use securities pledged by us and/or the selling stockholders or borrowed from us and/or the selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities.  The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities.  As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities.  Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment.  If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering.  This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.  The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We and/or the selling stockholders do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities.  In addition, we and/or the selling stockholders do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

If we and/or the selling stockholders offer securities in a subscription rights offering to our existing security holders, we and/or the selling stockholders may enter into a standby underwriting agreement with dealers, acting as standby underwriters.  We and/or the selling stockholders may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis.  If we and/or the selling stockholders do not enter into a standby underwriting arrangement, we and/or the selling stockholders may retain a dealer-manager to manage a subscription rights offering for us and/or the selling stockholders.

Underwriters, dealers and agents may engage in transactions with us and/or the selling stockholders or perform services for us and/or the selling stockholders in the ordinary course of business.

If indicated in the applicable prospectus supplement, we and/or the selling stockholders will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us and/or the selling stockholders at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement.  Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement.  Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our and/or the selling stockholders’ approval.  The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we and/or the selling stockholders shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts.  The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers.  In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York.  Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of National Bank Holdings Corporation as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the expenses, other than underwriting compensation, expected to be incurred in connection with the registration and sale of the securities covered by this registration statement.

SEC registration fee	$	*
Blue Sky fees and expenses		*
Rating agency fees		*
Legal fees and expenses		*
Accounting fees and expenses		*
Trustee fees and expenses		*
Printing and engraving fees and expenses		*
Miscellaneous		*
Total	$	*

*  Not presently known.

Item 15.  Indemnification of Directors and Officers.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit . Our amended and restated certificate of incorporation to be in effect upon completion of the offering will provide for such limitation of liability.

Section 145(a) of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of such person’s service as a director, officer, employee or agent of the corporation, or such person’s service, at the corporation’s request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding; provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.  Notwithstanding the preceding sentence, except as otherwise provided in our bylaws, we shall be required to indemnify any such person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by any such person was authorized by the board.

In addition, our amended and restated certificate of incorporation provides that we must indemnify our directors and officers to the fullest extent authorized by law.  We are also expressly required to advance certain expenses to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and the directors’ and officers’ insurance are useful to attract and retain qualified directors and executive officers.

We have also entered into indemnification agreements with each of our directors and officers.  The indemnification agreements provide, among other things, for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation and bylaws against (i) any and all expenses and liabilities, including judgments, fines, penalties, interest and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness, and (iii) any liabilities incurred as a result of acting on behalf of us (as a fiduciary or otherwise) in connection with an employee benefit plan.  The indemnification agreements also provide for, or will provide for, the advancement or payment of expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our amended and restated certificate of incorporation and bylaws.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.  Exhibits.

EXHIBIT NO.	DESCRIPTION
1.1	Form of Underwriting Agreement for any offering of securities(1)
2.1

Agreement and Plan Merger, dated as of June 23, 2017, by and among Peoples, Inc., National Bank Holdings Corporation, the Significant Stockholders (as defined therein) and Winton A. Winter, Jr., solely in his capacity as the Holders’ Representative (incorporated herein by reference to Exhibit 2.1 to our Form 8-K dated June 23, 2017 and filed on June 27, 2017)(2)

3.1

Second Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to our Form S-1 Registration Statement (Registration No. 333-177971), filed on August 22, 2012)

3.2	Second Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to our Form 10-Q, filed on November 7, 2014)
4.1	Specimen common stock certificate (incorporated herein by reference to Exhibit 4.1 to our Form S-1 Registration Statement (Registration No. 333-177971), filed on August 22, 2012)
4.2	Form of Senior Indenture
4.3	Form of Subordinated Indenture
4.4	Form of Senior Debt Securities(1)
4.5	Form of Subordinated Debt Securities(1)
4.6	Form of Specimen Preferred Stock Certificate(1)
4.7	Form of Deposit Agreement for Depositary Shares(1)
4.8	Form of Purchase Contract(1)
4.9	Form of Warrant Agreement(1)
4.10	Form of Unit Agreement(1)
5.1	Opinion of Wachtell, Lipton, Rosen & Katz
23.1	Consent of Wachtell, Lipton, Rosen & Katz (contained in Exhibit 5.1)
23.2	Consent of KPMG LLP
24.1	Powers of attorney (included on signature page)
25.1	Form T-1 Statement of Eligibility of Trustee under the Senior Indenture
25.2	Form T-1 Statement of Eligibility of Trustee under the Subordinated Indenture

(1)To be filed as an exhibit to a document to be incorporated by reference in this registration statement.

(2)Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

(b)Financial Statement Schedules:

Not Applicable.

Item 17.  Undertakings.

(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining any liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and
(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) If applicable, the undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof.  If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Greenwood Village, State of Colorado, on the 7th day of May,  2020.

NATIONAL BANK HOLDINGS CORPORATION

By:   /s/ G. Timothy Laney

G. Timothy Laney

Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints G. Timothy Laney, Aldis Birkans and Angela Petrucci, or any of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) of the Registrant to be filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Chairman, President and Chief Executive Officer	Chief Financial Officer
/s/ G. Timothy Laney G. Timothy Laney Chairman, President and Chief Executive Officer (Principal Executive Officer)	/s/ Aldis Birkans Aldis Birkans Chief Financial Officer (Principal Financial Officer)
Date: May 7, 2020	Date: May 7, 2020
/s/ Nicole Van Denabeele Nicole Van Denabeele Chief Accounting Officer (Principal Accounting Officer)	/s/ Ralph W. Clermont Ralph W. Clermont Lead Director
Date: May 7, 2020	Date: May 7, 2020
/s/ Robert E. Dean Robert E. Dean Director	/s/ Fred J. Joseph Fred J. Joseph Director
Date: May 7, 2020	Date: May 7, 2020

/s/ Micho F. Spring Micho F. Spring Director	/s/ Burney S. Warren, III Burney S. Warren, III Director
Date: May 7, 2020	Date: May 7, 2020
/s/ Art Zeile Art Zeile Director
Date: May 7, 2020